Marketing Management Agreement

The distribution marketing aids agreement of China Marketing’s second period

The agreement’s serial number:

Party A: China Marketing Magazine Organization

Address: Suite A 14/F Guanghui INT’L Trade Center No.15, Jingsan Road, Zhengzhou, China

Contact No.:(0371)5585511

Postcode: 450003

Party B:HDS Consulting(Shanghai) Co, LTD.

Address:RM20E3, Jianjing Building, No.1399, Beijing west Road, Shanghai, China

Contact No.:(021)62893636

Postcode: 200040

This agreement is entered into by both parties concerned hereby through amicable

Consultation. Party A appointing Party B serve as retail market marketing aids adviser of China Marketing’s second periodical, both parties carry out the clauses we have mentioned below for the management of the magazine’s distribution.

I Scope of Cooperation:

i Party B is authorized by party A for magazine’s distribution and management of its retail part in nationwide exclusively(not include the direct order, order by post and the wholesale and retail part from Hengyang postal retail company), The third party has no right to get involved in above mentioned distribution and management affairs of China Marketing’s second periodical.

ii in order to avoid the issuing department of post office from being in accordance with the distribution demanding of magazine organization, party A is responsible for managing the market unified, and also after they received the total amount in each period, they need to provide the materials of issue area, name lists of customer and discount, etc.

II Time of Corporation:

From October, 2002 to September, 2003, after the cooperation period expires, unless one party shall inform the other for terminating the cooperation one month earlier before the cooperation period expires, otherwise, we shall take it as prolong the limitation of this agreement for one year( both party A and party B all reach an agreement, shake down period of management will start from October, 2002 to

December, 2002, within this period, if both parties undisputed, they will reach the term of complete agreement).

III Modes of Sale

i Party B uses the exclusive distribution mode, On the basis of finishing the whole year’s task, Party A allow Party B to adjust and retreat 3% of the whole year’s amount;

Within the validity period of the Contract, if there appears a new channel, both parties shall evaluate whether to enter this channel or not, and to choose what kind of ways they shall use.

Beijing and Shanghai are the most important culture market, in order to ensure the magazine’s coverage rate, within the validation of the contract, they can carry on some more flexible marketing policy, and the returning and adjusting rate is not incorporate party B’s rate in the scope of 3%, but party B shall ensure that the returning and adjusting rate is acceptable for party A, in addition, party B shall ensure coverage rate of the newspapers and periodicals will not send to other places.

iii Special channels

the special channels refer to the special commercial network approved by Party A,

such as airport in domestic markets, As Party A asks, In conformity with the request of Party A, Party B should issue in the above channel, Party B will use the exclusive distribution mode, Party B’s returning and adjusting rate is not include in the whole year returning and adjusting rate.

Institution

IV Settlement Discount

i China Marketing’s second periodicals, the exclusive distribution settlement discount of party A and party B is: 58%; the unified and listed exclusive distribution settlement discount in the whole country is 65%; for some individual cities(the cities which has a low settlement discount or great issue volume), according to the mutual benefit policy of party A, party B and wholesalers ,made a reasonable adjustment of the finally listed exclusive distribution settlement discount(the basic principle of discount adjustment: make a reasonable discount adjustment according to the different mode of sale, such as the distributors who has distribution or use universal distribution in small area. According to the practical situation, then lower the settlement discount);

ii special channels’ part: if the settlement discount of special channels is equal to

62% or higher than this rate, party B can collect 7% service charge. If the actual rate is lower than this rate, both party A and party B shall bargain on the collecting line of the service charge separately. In special channel’s part, at each periodical count off,

Party B needs to list the quantity of the special channel clearly, settlement discounts,

and other conditions(for example: the entrance fee, etc) for Party A to verify, with the promise of party A, than party B can put into practice, and party A shall active participant in this process with party B for expanding the market share of China

Marketing’s second period.

V  Report the number and the date of issue

Before each 26th of a month, Party B should inform Party A next periodical’s detail of delivering(it include: the amount of consignment, address, consignee and other information etc), according to the information provided by Party B, Party A can make sure the amount of each printing, When Party B fails to offer above-mentioned materials in time, result in delivering to delay and causing the bad consequence,

Party B should bear corresponding responsibility. Party A shall deliver the newspapers and periodicals before each 6th in a month, if they meet some special circumstances, they need to bring forward or postpone the date of reporting the number and the date of issue.

VI Clearing Form, Amount, Bill Dispute

i Clearing form:

a The part of exclusive distribution: within four days after count off every month(if it is a weekend, we shall postpone the date to the first working days after this weekend; if the deadline fall in the vacation or holiday, it will be worked out later through consultation), Party B shall pay the amount of money with corresponding count to Party A(The fund in transit needs to offer the evidence fax of the remittance), according to reaching the fund situation, Party A shall fixe its sending plan of the book.

b The part of returns and exchange: carry on statistics and liquidation once every half a year, make sure that the amount of books are correspond with payment. The newspapers and periodicals of the first half year, which have not been returned and eliminated will be disposed in the second half year. Within two months after termination of Contract, both parties jointly examine and calculate whether the returning and adjusting in a whole year exceed the rate of contract’s regulation.

If Party B actually exceeded this rate, party B shall give party A the payment of exceeding part to Party A. After they have already affirmed, party B shall pay the expenses of the exceeding part to party A within 15 days lump-sum..

c Shanghai’s settlement circle shall be carried out according to the original contract. The fund of Beijing’s current edition shall be closed in next month (when we close an account, the fund of newspapers and periodicals which have been returned unpunctually, will be returned and eliminated in following months).

d Balance account amount: settlement discount multiply front cover’s price multiply counting

e time of maturity: party A writes a balance account of newspapers and periodicals in 13% tax rate by VAT invoices, within three days after party A received party B’s funds, party A shall send the VAT invoices to party B;

f Because of Party B’s own causes, it has overdue to pay the bill, party B shall pay the overdue fine, according to 0.5% of the total sum per day.

VII The Radices Of Exclusive Distribution:

This clause is basis on the actual sales data and returns data provided by party A, the compute mode of China Marketing’s sales volume in the second half of month is:

China Marketing’s sales volume in the second half of month (from January, 2002 to September, 2002) x 120% x12(months)

VIII Account Management:

Party B is responsible for the account management, and Party B is completely transparent to party A. It means according to party A’s request, party B shall provide the intact payable account of China Marketing’s second half of a month, managed by party B, for party A to examine.

IX Sales Information Feedback

Party B can offer the exhaustive client’s statement of sales and classified statement according to different channels to Party A every month in time: at the same time, Party B is obligated to offer Party A the reliable , accurate market information for Party A to consult, and perfecting the magazine timely.

It refers to:

a the particular address of consignment in each period ( provide this before consignment)

b Each period, dispatch detailed statement for publishing(including the different channel for distribution in cities and the concrete distribution of the main sales terminal, party B should arrange each channel’s feature and characteristic, the name of reseller, telephone number , and the quantity of China Marketing’s second semimonthly’s distribution and the detailed statement of situation for distribution)

c The report of China Marketing’s second semimonthly sales condition in each period(each channels’ time of coming into market, after they have listed one circle, specify the sales volume and proportion, compare with the marketing information of last period, the increase and decrease proportion, Party B shall feedback the latest market tendency of periodical in the meanwhile, offer the important information for helping the magazine to improve its quality.

d Detailed statement of each receivables (hand over it before check out each edition)

X Sales Supervision:

party A shall inspect and supervise the situations of distribution in the market, and party A shall provide party B suggestions for improvement, party B shall make feed-backs for party A’s advice, request and suggestion conscientiously. According to the practical situation, make a reasonable improvement. Party A will develop his supervision in several following respects.

i Fulfilling the sales volume

According to the standard of the agreement and the supplementary agreement, party A shall monitor and control the publication of sales volume dynamically, party A shall regard this as one of the basic evaluation index to Party B:

ii Coverage rate of stores

The coverage rate of China’s provincial capital, municipality and the developed city is above 85%, the coverage  rate of each province’s municipal cities is 100%( exclude these frontier cities such as Qinghai, Tibet, Ningxia, Gansu, Sinkiang etc)

iii The quality of market

Evaluate Party B’s display quality of wholesale and retail. The dealer’s market criterion and price system’s enforcement in all locations, fulfillment and co-operation of party B’s promotion activities, market protection (whether the phenomenon of shocking the goods happened or not) such aspect’s general situation etc:

The fulfillment of above three indexes will influence the evaluation affect made by party A for party B’s management, according to the result, party A will make a evaluation of party B’s marketing work.

XI logistics management

i Mode of dispatch and payment of freight: strictly according to consignee, consignment address, and amount provided by party B, party A is responsible for delivering the good to the destination appointed by party B; party A bear all expense of freight and delivery.

ii Party A promises to choose high-quality transportation services company, and to confirm the arrival of goods in good quality and on time. Party A is responsible for the loses made in logistics, such as wrong volume, damaging, the expenses of storage and imbruement, the shortage of wrong volume will be include in the exclusive index finished by party B.

iii Returns and the payment: according to party A’S request, party B shall arrange how to return all periodicals, the expenses shall be paid by party B and other dealers (the goods returns mode of Shanghai shall be handled in the way we have used before cooperation), the return circle is half of the year; for some special channels, party B shall just calculate the return figures and do not return their publications.( return the copyright page)

PS: when party B and other dealers sending back the goods, party B must request the dealers in all locations to give clear indication of the address, person’s name , amount and issue of the returns, etc; goods returns’ consignee is: China Marketing Magazine Organization.

XII In order to avoid the risks caused by market factors, and those risks are not party B’s responsible, so the two parties appoint to evaluate the sales data for each three months objectively. It means in accordance with the actual marketing circumstances, such as accident or the uncontrollable factors which cause a great warp between the actual and the unanticipated marketing situations, both parties shall analysis these things objectively, when they reached an accord, they can make a reasonable adjustment of the actual marketing data of the 7th article.

For the mutual benefit of cooperation, party A promises to ameliorate the quality of the magazine constantly, to adopt the efficient sales promotion mode: within the validity period of the contract, party A shall inform party B timely about the adjustment of China Marketing’s second semimonthly on those transactions, such as the price, package, bound volume, the publication of the extra edition, then to evaluate the influences bring by these transactions, at last, both parties can reach a common understanding and recognition. If the transactions we have mentioned above has a significant affect, they can adjust the actual sales volume.

XIII Party B shall hand over the issue prospectus and consignment detail( which include the name of dealer, address, contact information, report the number, distribution amount and returning and exchanging rate, etc), after both party A and party B passed this issue prospectus, this agreement will to be on effect(party A is responsible for assisting party B to manage this issue prospectus, the issue project will take the periodical distribution as their super ordinate goal

In the process of constituting the project, in principle, we will not adjust existing dealers, and to protect most dealer’s benefit, for the smooth transition of distribution, but if it is necessary, we will break the form of     in large area, or regional agency, for control the scope of distribution in their know how wholesale regions. In order to perfect the whole distribution structure, we might affect the partial interests of dealers in fraction.

XIV secrecy and confidentiality clause

Both party A and party B promise to keep the content of this agreement as a secret strictly, they must not divulge any of the clause from this agreement, especially, the primary indicator such as settlement discount, balance account circle, returns rate, promised actual sales volume, etc; Party B is responsible for not divulging the sales data of China Marketing’s second periodical to the third party.

XV the agreement is quadruplicating, each party holds two copies. The enclosure and the files which have been approved by both parties shall have the equal validity as this agreement.

Party A: China Marketing Magazine Organization

Representative of party A: (signature)

Nov 10, 2002

Party B: HDS Consulting (Shanghai) Co, LTD

Representative of party B: (signature)

Sep 3rd, 2002